SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - x

BHC COMMUNICATIONS, INC.,
BHC NETWORK PARTNER, INC.,                :
BHC NETWORK PARTNER II, INC.,             :
BHC NETWORK PARTNER III, INC., and        :            Index No.  ___________
BHC NETWORK PARTNER IV,                   :
                                          :                  COMPLAINT
                          Plaintiffs,     :
                                          :
             against                      :
                                          :
VIACOM INC., VIACOM INTERNATIONAL         :
INC., PCI NETWORK PARTNER INC.,           :
PCI NETWORK PARTNER II INC., and          :
CBS CORPORATION,                          :
                                          :
                          Defendants.     :
- - - - - - - - - - - - - - - - - - - - - x

         Plaintiffs, by their undersigned attorneys, for their complaint against defendants, allege as follows on knowledge as to themselves and otherwise upon information and belief:

                                SUMMARY OF ACTION

         1. This is an action to enjoin a merger between Viacom Inc. and CBS Corporation because the merger breaches (i) explicit fundamental terms of the Joint Venture Agreement between Viacom and Plaintiffs that created the United Paramount Network, and (ii) fiduciary duties Viacom owes to Plaintiffs as partners in the joint venture.

         2. Plaintiffs and the Viacom Defendants (Defendants Viacom Inc., Viacom International Inc., PCI Network Partner Inc., and PCI Network Partner II Inc.) agreed in 1994 to become partners in a joint venture to create the United Paramount Network ("UPN") as a general entertainment broadcast television network. Plaintiffs agreed to affiliate with the network their independent television stations, including stations in the key New York and Los Angeles
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markets, and to share half of the very large initial losses which a start-up network would inevitably incur. The Viacom Defendants, in addition to affiliating their stations and sharing the losses, agreed to contribute the resources and reputation of the Paramount organization to establish the network's credibility.

         3. The partners understood that the new network could not succeed without their total commitment and undivided loyalty for at least a substantial period of time. Thus, an essential term of the partnership was a "non-compete" agreement which provided that neither party would own an interest in or control a competing network for a specified period of years - long enough so that the new network could have the best opportunity to establish itself with the full loyalty and support of its partners and without having to face competition from them.

         4. This non-compete provision was especially important to Plaintiffs because, as a major studio, Paramount might have opportunities to acquire interests in other networks, and Plaintiffs did not want to invest several hundred million dollars without a commitment that Paramount would have a strong, undiluted commitment to make the new network successful for the full period of the non-compete.

         5. The Joint Venture Agreement explicitly provides that neither party can "(i) own any interest, financial or otherwise, in, or (ii) Control any Competing Network." It also provides that this prohibition continues for a fixed period, even if a party has withdrawn as a partner from the joint venture during that period, thus ensuring that the network would not have to compete with either party during that specified period. The Agreement defines a competing network to include CBS and the term of the non-compete lasts until January 15, 2001.



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         6.       In reliance on these and other commitments by the Viacom
Defendants set forth in the Joint Venture Agreement, Plaintiffs to date have invested more than $400 million in UPN.

         7. On September 6, 1999, sixteen months before the non-compete term was to expire, and in disregard of its obligations to the UPN joint venture, Viacom entered into a merger agreement with CBS (the "Merger Agreement"). Under the terms of that Merger Agreement, the Viacom Defendants now own an interest in and control the CBS network in violation of the Joint Venture Agreement. Defendants have made public statements making clear that nothing, including the Viacom Defendants' commitments to UPN, will stand in the way of Viacom's acquisition of CBS.

         8. Despite their fiduciary duties to act at all times with loyalty to the UPN partnership and in its best interests, the Viacom Defendants executed the Merger Agreement without informing Plaintiffs and without considering the interests of the partnership. Indeed, the Merger Agreement compromises the Viacom Defendants' undivided loyalty to the network and puts them in a position of competing with the network even though the non-compete period is still in effect.

         9. Shortly after the announcement of the merger agreement, negotiations commenced to try to resolve Plaintiffs' claims of breach. To permit those discussions, BHC, Viacom and CBS entered into a Tolling and Suspension Agreement.

         10. Suddenly, and in apparent recognition that its conduct is in breach of its partnership obligations, on February 3, 2000, Viacom purported to exercise a buy-sell provision set forth in the Joint Venture Agreement. Under the terms of Viacom's buy-sell notice, BHC has



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45 days to choose either to buy Viacom's UPN interest, or to sell its own interest, for the $5 million price set by Viacom; if BHC takes no action within the 45 days, Viacom will assert that BHC has elected to sell its interest.

         11. The transparent purpose for Viacom's buy-sell notice is to try to cure its previous breaches of its contractual and fiduciary obligations and to allow Viacom to consummate the CBS merger prior to the end of the non-compete term. Viacom, however, cannot breach the non-compete provision of the Joint Venture Agreement by acquiring a larger network, and then avoid the consequences by initiating a buy-sell for $5 million as if nothing had happened. As a result of its breach, Viacom is trying to put BHC in the difficult and unwarranted position of either funding all the losses of UPN or giving up BHC's interest and control altogether. Viacom's efforts to undo its prior breach and to sidestep its fiduciary obligations are precluded by both law and the terms of the Joint Venture Agreement. In addition to enjoining the Viacom/CBS merger as a clear breach of the non-compete term, this action also seeks to declare unenforceable and to enjoin Viacom's improper exercise of the buy-sell provision.

                                   THE PARTIES

         12. Plaintiff BHC Communications Inc., together with its subsidiaries ("BHC" or the "BHC Group"), is one of the largest television station groups in the country. The BHC Group owns ten television stations in major markets, including New York and Los Angeles, the two largest markets in the United States, and reaches over 20% of all American television households. Chris-Craft Industries, Inc. ("Chris-Craft") owns 80% of BHC's stock. Plaintiffs BHC Network Partner, Inc., BHC Network Partner II, Inc. and BHC Network Partner III, Inc. (collectively, the "BHC Corporate Partners"), are wholly-owned subsidiaries of BHC. Plaintiff



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BHC Network Partner IV is a Delaware partnership controlled by its two general partners, BHC Network Partner II, Inc. and BHC Network Partner III, Inc. (The BHC Corporate Partners and BHC Network Partner IV are collectively referred to as the "BHC Partners".) The BHC Corporate Partners are Delaware corporations and BHC Network Partner IV is a Delaware general partnership, each with its principal place of business in Los Angeles, California. BHC and Chris-Craft are Delaware corporations with their principal places of business in New York, New York.

         13. Through the BHC Partners, BHC is a 50% owner of and partner in United Paramount Network. Through its affiliate stations, which include the BHC Group stations, UPN programming reaches into more than 175 markets covering well over 90% of all television homes in the United States.

         14. Defendant Viacom Inc. ("Viacom") and its wholly-owned subsidiary Defendant Viacom International, Inc. ("Viacom International") are diversified entertainment companies. Viacom International is successor by merger to Paramount Communications Inc. and Paramount Pictures Corporation (collectively, "Paramount"). Defendants PCI Network Partner Inc. and PCI Network Partner II Inc. (the "Paramount Partners") are direct or indirect subsidiaries of Viacom and are 50% owners of and partners with Plaintiffs in UPN, pursuant to the Joint Venture Agreement with Plaintiffs. The "Viacom Defendants" (Viacom, Viacom International, and the Paramount Partners) are Delaware corporations, each of which maintains a principal office in New York, New York.

         15. Defendant CBS Corporation ("CBS") owns and operates the CBS television network, one of the five general entertainment broadcast television networks with



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which UPN competes. CBS is a Pennsylvania corporation with its principal place of business in New York, New York.

                             JURISDICTION AND VENUE

         16. The Court has personal jurisdiction over each of the Defendants in that each maintains offices in New York, systematically and continuously does business in New York, and many of the wrongful acts that form the basis of this Complaint occurred in New York.

         17. Venue lies in this county pursuant to CPLR Sections 503 and 509.

                    BACKGROUND OF THE JOINT VENTURE AGREEMENT

         18. UPN was formed in 1994 to solve significant business challenges facing both Paramount, a leading independent television and movie production company, and the BHC Group, a leading television station group, and to provide both with a 50% stake in a valuable new "Fifth Network." Paramount wanted to become a partner in the new network because, among other reasons, it felt that demand for its programs would decline as existing networks looked to produce more programming "in-house." The new network thus would provide Paramount with an ongoing distribution outlet for its programming. For BHC, a partnership in a new network would create a new, valuable, long-term asset and would ensure access to new programming for its affiliated stations at a time in which traditional program sources were either being consolidated into exclusive arrangements with existing networks or diverted to cable channels. The new UPN would enable BHC's television stations to compete better both against major network affiliates and against cable channels.



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         19.      BHC and Paramount understood from the outset that the new
network would entail large start-up costs and years of substantial losses. A full and undivided commitment by BHC and Paramount to their new network, especially through the difficult start-up years, was essential for the network to get off the ground and establish itself. Otherwise it would be impossible to attract and maintain the confidence of station affiliates, who rely on the network to provide quality programming, brand identity and promotional support; advertisers, who need a sense of longevity to make an advertising program worthwhile; and of writers, directors and producers, for whom the stability of the network is an essential condition to have the possibility of a long-running program.

         20. The joint venture consequently was structured from the outset so that the parties would dedicate their undivided loyalty to the new network, and neither partner would compete with UPN. The non-compete provision and the length of its term were of overriding importance to BHC and were fundamental to securing BHC's agreement to the joint venture. Indeed, BHC sought to commit the partners to UPN for the longest possible period to ensure the availability of Paramount/Viacom's programming and other resources to the network and to BHC's television stations.

         21. After BHC and Paramount had agreed to establish UPN, Paramount was acquired by Viacom in March 1994. This and other transactions left Viacom highly leveraged, and Viacom requested that Plaintiffs fund all of the substantial early losses that the new network was certain to incur. In exchange for an option to acquire a 50% interest in the new network, Viacom/Paramount would commit to satisfy other needs of the joint venture, including making Paramount's production skills, reputation, knowledge and talent available to the new network,



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and licensing to the new network its eagerly anticipated next "Star Trek"
series, Star Trek: Voyager. BHC agreed to fund all of the very substantial network start-up costs and losses in return for the Viacom Defendants' full and undivided commitment to UPN.

         22. This agreement was embodied in an Option Agreement dated as of July 19, 1994. Article 8 of the Option Agreement expressly prohibited the Viacom Defendants from obtaining any interest in a competing network for a full four years after the UPN launch date. Under the Option Agreement, even if Viacom did not exercise the option to become a partner, the Viacom Defendants could not take an interest in a competing network during the entire non-compete period. Both parties thus would have an incentive to keep their full attention on the success of UPN. In related Guaranty agreements, Paramount separately agreed to be bound by the non-compete provisions.

         23. In December 1996, the Viacom Defendants gave notice of their intent to exercise their option to become a full partner in UPN by reimbursing BHC for half of the start-up costs. At that time, BHC had expended approximately $300 million in start-up costs. Shortly thereafter, the BHC Partners and Paramount Partners signed the Joint Venture Agreement, dated as of January 15, 1997. The Joint Venture Agreement continues to govern the rights and duties of the parties.

                           THE JOINT VENTURE AGREEMENT

         24. Section 2.2 of the Joint Venture Agreement sets forth the scope and purpose of the UPN Partnership:

         The purpose of the Partnership shall be to develop, operate and exploit a "Fifth Network," i.e., a multi-day part, national . . . General Entertainment network program service targeted primarily for the broadcast television market, engaging in activities similar to



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         the network operations of ABC, CBS, NBC and/or Fox Broadcasting and such other activities as may be related to the operation thereof . . .

         25. The Joint Venture Agreement extends the UPN partners' commitment that UPN would be the sole and exclusive vehicle through which they would participate in a general entertainment broadcast television network.
Section 11.1 of the Joint Venture Agreement expressly prohibits the parties from participating in any competing network other than through their joint venture:

         During the Non-Compete Term, no Partner nor any of its respective Affiliated Persons or successors (the "COVERED PARTIES") may (i) own any interest, financial or otherwise, in, or (ii) Control any Competing Network.

         26. The "Non-Compete Term" is a defined term in the Joint Venture Agreement, and lasts until "the fourth anniversary" of its execution, or January 15, 2001 (Joint Venture Agreement, Art. 1, p. 9). CBS is a Competing Network under Article 1 of the Joint Venture Agreement.

         27. Section 11.2 further limits the ability of the Viacom Defendants to support any other network by prohibiting Viacom from taking any act or entering into any agreement that would identify "the Paramount name" with any "Competing Network."

         28. Section 11.4 provides a procedure for any partner who "desires to acquire or develop an interest in a Competing Network during the Non-Compete Term" to pursue that interest, but only if "the full interest" is "offered to the Partnership." The Viacom Defendants never offered any interest in CBS to UPN or to the BHC Group.

         29. The Covenant Not to Compete binds not only Paramount Partners but all Affiliated Persons, defined as



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         any other Person which, directly or indirectly, is Controlled by, is in
         Control of, or is under common Control with that Person.... (Joint
         Venture Agreement, Art. 1, p. 2)

         30. Since March 1994 when Viacom acquired 50.1% of Paramount, Viacom and Viacom International have been "Affiliated Persons" of the Paramount Partners within the meaning of the Joint Venture Agreement.

         31. Section 13.2 of the Joint Venture Agreement allows either partner, beginning on January 1, 1999, to initiate a buy-sell transaction by providing to the other partner a Buy-Sell Notice of the price at which the initiating partner is prepared to sell its interest or purchase the other partner's interest in UPN. After receipt of the Notice, the non-initiating partner has 45 days to choose whether to buy or sell; if the non-initiating partner fails to act within 45 days, Section 13.2.2 deems the non-initiating partner to have elected to sell its partnership interest at the price set forth in the Notice.

         32. Section 15.2 of the Joint Venture Agreement provides specific additional remedies (in addition to those at law and equity) that a partner may elect if there is a material breach by the other partner, including the option to waive the breach or to initiate one of several transactions, including the forced withdrawal of the defaulting partner, conversion of the general partnership status of the defaulting partner to limited partner, or a sale of the non-defaulting partner's interest to the breaching partner at fair market value as determined by an independent investment banker.

         33.      The remedies provided to a non-defaulting party by Section
15.2 are not exclusive, but are rights provided the non-defaulting partner in addition to those rights provided a non-breaching party at common law and equity. Thus, Section 15.2 expressly states that "Nothing



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herein shall preclude any parties from exercising any remedies they may have in law or equity in addition to those provided in this Agreement."

                              DEFENDANTS' BREACHES

         34. On September 7, 1999, Viacom publicly announced that it had entered into the Merger Agreement with CBS. Viacom's agreement to acquire CBS - a direct competitor of UPN under the terms of the Joint Venture Agreement - is a clear breach of the non-compete provision of the Joint Venture Agreement, which states that the Viacom Defendants may not "(i) own any interest, financial or otherwise, in, or (ii) Control any Competing Network." (Joint Venture Agreement
Section 11.1). The Viacom/CBS merger, which undermines the fundamental basis of the UPN joint venture, also clearly breaches the Viacom Defendants' fiduciary and other common law duties to Plaintiffs.

         35. The Merger Agreement requires CBS to consummate the merger except for very limited, standard "outs" and provides that CBS must pay Viacom $1 billion if it otherwise aborts the Merger. This $1 billion provision itself is a clear acknowledgment by Viacom and CBS that Viacom owns a substantial interest in CBS in violation of Section 11.

         36. Viacom also controls CBS in violation of Section 11. The Joint Venture Agreement defines Control as the power to "direct or cause the direction of the management or operation" of a Competing Network "whether ... by contract or otherwise" (Joint Venture Agreement, Art. 1, p. 4). The Merger Agreement gives the Viacom Defendants this power because CBS cannot undertake any significant management and operational decisions without Viacom's approval.



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         37.      None of the Viacom Defendants gave Plaintiffs any prior notice that Viacom was considering acquiring CBS. To the contrary, when BHC asked
Viacom about rumors of such an acquisition, Viacom assured BHC that such a matter was not being considered. The rumors were truthful; Viacom was not. While Viacom was denying the rumors, it was in fact negotiating a merger with CBS in violation of the UPN Joint Venture Agreement.

         38. CBS has aided and abetted the Viacom Defendants' breaches of their fiduciary duties, and tortiously interfered with the contractual relations between the Viacom Defendants and Plaintiffs, by, among other things, urging and inducing Viacom to merge with CBS, and entering into the Merger Agreement with knowledge that Viacom is prevented from merging with CBS by a non-competition provision of a written contract with Plaintiffs.

         39. In an interview in an influential trade publication, the head of CBS, Mel Karmazin, was asked "how important is retaining UPN?" The answer by Karmazin, who would be the Chief Operating Officer of the merged Viacom/CBS, makes clear where UPN stands in their plans: "We believe we should be allowed to do that, but if the [Federal Communications Commission's] rules say we can't, then we won't. This is an $80 billion merger that's being done, and we can't let one of those pieces stand in our way of doing the deal."

         40. On October 6, 1999, Plaintiffs, Viacom, and CBS entered into a Tolling and Suspension Agreement in which they each agreed, inter alia, to "suspend and toll the running of any time limit under Article 15 of the Joint Venture Agreement" for asserting any claim or giving notice in connection with the proposed Viacom/CBS merger, and further agreed that "none of them will assert any claim of laches, waiver or estoppel as a result of the failure . . . to assert any claim or give notice under or related to the Joint Venture Agreement or under common



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law." That Tolling and Suspension Agreement remains effective until 14 days after a party gives notice of an intent to terminate.

         41. After ignoring and breaching the terms of the Joint Venture Agreement by entering into the Merger Agreement with CBS, on February 3, 2000, Viacom purported to initiate a buy-sell transaction by sending BHC a buy-sell notice.

                         IRREPARABLE HARM TO PLAINTIFFS

         42. Section 22.5 of the Joint Venture Agreement provides that breach of the covenant not to compete will constitute irreparable harm entitling the non-breaching party to injunctive relief:

         SPECIFIC ENFORCEMENT. The parties hereto recognize and agree that, in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, immediate irreparable injury would be caused for which there is no adequate remedy at law. It is accordingly agreed that in the event of a failure of a party to perform its obligations under this Agreement, the non-breaching party shall be entitled to specific performance through injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement in any action instituted in any court having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

         43. The Viacom Defendants' undivided loyalty to the UPN network was one of the most critical contract terms for which BHC bargained and for which breach the parties understood required specific enforcement. The Merger Agreement has put UPN in the position of a second-rate subsidiary of an organization that is and will be focused principally on the success of CBS. Plaintiffs, who have invested over $400 million and affiliated their television stations with UPN, bargained for Viacom to focus its network interest and investment solely in UPN.



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         44.      Unless enjoined, Viacom's merger with CBS will cause a
conflict of loyalty that no subsequent court order can unscramble or remedy. Mel Karmazin, the person now in charge of the CBS network, will, following the merger, also be responsible for Viacom's interest in the UPN network. As a 50% partner in UPN, Karmazin and others at Viacom/CBS will have access to all of UPN's competitive information and strategic plans, and will also have a veto over UPN's actions. As Viacom will own 100% of CBS, and only 50% of UPN, it necessarily follows that, in any conflict, Karmazin and Viacom will favor its much larger investment in CBS than in UPN. It is inevitable that the two networks will compete and have conflicting interests in such areas as obtaining talent, retaining or acquiring affiliate stations, selling advertising, and developing or acquiring programming. Thus, unless the merger is enjoined, UPN will be subject to having its interests compromised by Viacom/CBS's knowledge of all its plans and expectations relating to UPN, as well as Viacom/CBS's ability to thwart those plans wherever they conflict with the interests of CBS.

         45. The Merger undermines the stability and long-term viability of UPN. The UPN network today is at a particularly critical stage; although it continues to suffer substantial losses, its new programming is enjoying recent success, and UPN needs to assure station affiliates, program suppliers and advertisers that the network has a bright future. Recently, the Wall Street Journal reported that UPN viewership in the current season is up 40%, a far greater increase than any of its competitors. The same publication, however, also noted the irony that, just as UPN's ratings are improving, Viacom has made clear its intention to shut it down if it in any way impedes the CBS merger.



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         46.      Absent injunctive relief, Plaintiffs also will have to respond to the improper exercise by Viacom of the buy-sell provision. By its $5 million buy-sell proposal, after a total investment of over $400 million by Plaintiffs to get UPN started, Viacom has clearly indicated that it does not care whether it keeps UPN or not, now that, through its breach, Viacom is acquiring CBS. This puts BHC to the difficult and unwarranted decision of buying UPN, losing
Viacom's substantial resources and absorbing Viacom's share of UPN's losses in addition to its own - nearly $200 million for 1999 - or selling out, which means BHC loses its oversight and participation in the direction of UPN and could result in UPN being shut down. In short, if the 45-day provision of the buy-sell is not stayed and the buy-sell is consummated, Plaintiffs will be denied effective relief.

         47. For all these reasons, Plaintiffs will suffer irreparable damage unless the merger is enjoined.

                       AS AND FOR A FIRST CAUSE OF ACTION

             (Against the Viacom Defendants for Declaratory Judgment
                  and Injunctive Relief for Breach of Contract)

         48. Plaintiffs repeat and reallege the allegations of paragraphs 1 through 47 of this complaint as if fully set herein.

         49. Under Section 11.1 of the Joint Venture Agreement, the Viacom Defendants are obligated not to "(i) own any interest, financial or otherwise, in, or (ii) Control any Competing Network."

         50. Each of the Viacom Defendants is bound by Section 11.1 of the Joint Venture Agreement.



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         51.      By entering into the Merger Agreement, the Viacom Defendants have breached their duties and obligations under Section 11.1 of the Joint Venture Agreement.

         52. Plaintiffs have performed all of the conditions of the Joint Venture Agreement on their part to be performed.

         53. A direct and proximate result of the Viacom Defendants' breach of the Joint Venture Agreement is irreparable harm to Plaintiffs.

                       AS AND FOR A SECOND CAUSE OF ACTION

           (Against the Viacom Defendants for Declaratory Judgment and
                 Injunctive Relief for Breach of Fiduciary Duty)

         54. Plaintiffs repeat and reallege the allegations of paragraphs 1 through 47 of this complaint as if fully set forth herein.

         55. At all relevant times, the Viacom Defendants are and have been Plaintiffs' partners with respect to UPN.

         56. As joint venture partners, the Viacom Defendants owe fiduciary duties to Plaintiffs, including duties of utmost loyalty, care, disclosure and fair dealing, the duty not to acquire or own an interest in a competing network or otherwise compete with the Partnership, the duty not to deprive the Partnership of the Viacom Defendants' resources relating to the business of the Partnership, the duty not to avail themselves of Partnership opportunities or information at the expense of the Partnership, the duty to use all of their efforts for the benefit of the Partnership, and the duty not to harm the Partnership by word or deed.

         57. By entering into the Merger Agreement with CBS, and by their public statements since entering into that Agreement, the Viacom Defendants have breached these fiduciary duties.



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         58.      A direct and proximate result of the Viacom Defendants' breach of their fiduciary duties is irreparable harm to Plaintiffs.

                       AS AND FOR A THIRD CAUSE OF ACTION

  (Against the Viacom Defendants for Declaratory Judgment and Injunctive Relief
             Precluding Viacom's Exercise of the Buy-Sell Provision)

         59. Plaintiffs repeat and reallege the allegations of paragraphs 1 through 47 of the complaint as if fully set forth herein.

         60. By negotiating and entering into the Merger Agreement, the Viacom Defendants have breached the Joint Venture Agreement.

         61. By entering into the Merger Agreement, and by their public statements since entering into that Agreement, the Viacom Defendants have breached fiduciary duties they owe Plaintiffs and have unclean hands.

         62. The Viacom Defendants have purported to initiate the Buy-Sell provision of the Joint Venture Agreement, Section 13.2, after their intentional breaches of that Agreement and of their fiduciary duties.

         63. As a result of their breach of the Joint Venture Agreement, their breaches of fiduciary duty and their unclean hands, the Viacom Defendants are precluded from initiating, exercising or enforcing other provisions of the Joint Venture Agreement, including Section 13.2.

         64. As a result of their breach of the Joint Venture, the Viacom Defendants' purported exercise of the buy-sell provision is void because it would otherwise nullify and render superfluous other material provisions of the Joint Venture Agreement, including Sections 11.4 and 15.2.



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                       AS AND FOR A FOURTH CAUSE OF ACTION

    (Against CBS, for Declaratory Judgment and Injunctive Relief for Tortious
                           Interference with Contract)

         65. Plaintiffs repeat and reallege paragraphs 1 through 47 of this complaint as if fully set forth herein.

         66. At the time CBS and Viacom were conducting merger negotiations, CBS knew of the non-compete provision contained in the Joint Venture Agreement and of the Viacom Defendants' contractual obligations not to own any interest in or control any competing network, as described above.

         67. CBS knowingly and intentionally induced a breach by the Viacom Defendants of their non-compete obligations under Section 11.1 of the Joint Venture Agreement.

         68. CBS's intentional conduct in tortiously interfering with Viacom's obligations under the Joint Venture Agreement and the non-compete clause was without justification and was a significant factor in causing a breach of the Joint Venture Agreement.

         69. Approximate result of the foregoing is irreparable harm to Plaintiffs.

                       AS AND FOR A FIFTH CAUSE OF ACTION

     (Against CBS, for Declaratory Judgment and Injunctive Relief for Aiding
                Breach and Abetting Breach of Fiduciary Duties)

         70. Plaintiffs repeat and reallege paragraphs 1 through 47 of the complaint as if fully set forth herein.

         71. At the time CBS and Viacom were conducting merger negotiations, CBS knew of the existence of the partnership between Plaintiffs and the Viacom Defendants with



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respect to UPN and that Viacom was prohibited by, inter alia, its duty of loyalty to Plaintiffs, from owning an interest in or controlling any competitive television network, including CBS.

         72. CBS knew that by entering into a merger agreement with Viacom it would aid and abet Viacom Defendants' breach of their fiduciary duties to Plaintiffs, including their duty of loyalty, their duty not to compete with UPN, and their duty not to harm UPN by word or deed.

         73. In public announcements, CBS stated that its intention in entering into the merger with Viacom was to strengthen its competitive position as a television network. Specifically, CBS intended to gain an advantage over all other television networks, including UPN. CBS knew that for BHC, the value of the joint venture with Viacom was based on Viacom's exclusive relationship with UPN and that the merger between CBS and Viacom would deprive UPN of this exclusive relationship. By merging with Viacom, CBS knew that it would be weakening UPN's competitive position.

         74. CBS induced the above-described breaches of duty by the Viacom Defendants by first initiating and then actively pursuing a merger agreement with Viacom. In addition and/or alternatively, CBS substantially and knowingly aided and abetted the Viacom Defendants' breaches of these duties.

         75. A proximate result of the foregoing is irreparable harm to Plaintiffs.

         WHEREFORE, Plaintiffs pray for judgment against the Defendants as follows:

         a.       On the First Cause of Action:

                  i. declaring and decreeing pursuant to CPLR Section 3001 that the Viacom Defendants are in breach of the Joint Venture Agreement;



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

                  ii. permanent injunctive relief terminating the Merger Agreement and prohibiting the Viacom Defendants or any of them from consummating the Merger;

                  iii. permanent injunctive relief prohibiting the Viacom Defendants or any of them from disclosing to or using for the benefit of CBS any competitive information or strategic plans of UPN;

         b.       On the Second Cause of Action:

                  i. declaring and decreeing pursuant to CPLR Section 3001 that the Viacom Defendants are in breach of their fiduciary duties to plaintiffs;

                  ii. permanent injunctive relief terminating the Merger Agreement and prohibiting the Viacom Defendants or any of them from consummating the Merger;

                  iii. permanent injunctive relief prohibiting the Viacom Defendants or any of them from disclosing to or using for the benefit of CBS any competitive information or strategic plans of UPN;

         c.       On the Third Cause of Action:

                  i. declaring and decreeing pursuant to CPLR Section 3001 that the Viacom Defendants are precluded from exercising and seeking to enforce any rights granted by the Joint Venture Agreement;

                  ii. declaring and decreeing pursuant to CPLR Section 3001 that the Viacom Defendants' purported initiation of the Buy-Sell provision of the Joint Venture Agreement, Section 13.2, is void and of no effect;



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

                  iii. permanent injunctive relief barring the Viacom Defendants from initiating or seeking to enforce the Buy-Sell provision of the Joint Venture Agreement;

         d.       On the Fourth Cause of Action:

                  i. declaring and decreeing pursuant to CPLR Section 3001 that CBS has tortiously interfered and is tortiously interfering with Plaintiffs' rights under the Joint Venture Agreement;

                  ii. permanent injunctive relief terminating the Merger Agreement and prohibiting CBS from consummating the Merger;

                  iii. permanent injunctive relief prohibiting CBS from using any competitive information or strategic plans of UPN;

         e.       On the Fifth Cause of Action:

                  i. declaring and decreeing pursuant to CPLR Section 3001 that CBS has aided and abetted the Viacom Defendants' breach of their fiduciary duties owed to Plaintiffs;

                  ii. permanent injunctive relief terminating the Merger Agreement and prohibiting CBS from consummating the Merger;

                  iii. permanent injunctive relief prohibiting CBS from using any competitive information or strategic plans of UPN;


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         f.       Granting such other and further relief as to the Court may deem just and proper.

Dated:      February 8, 2000
            New York, New York


                                    Respectfully submitted,

                                    KAYE, SCHOLER, FIERMAN,
                                       HAYS & HANDLER, LLP


                                    By: s/
                                       ----------------------------------
                                         Peter M. Fishbein

                                    425 Park Avenue
                                    New York, New York 10022
                                    (212) 836-8000

                                    COVINGTON & BURLING
                                    1330 Avenue of the Americas
                                    New York, New York  10019
                                    (212) 841-1000

                                    Attorneys for Plaintiffs BHC Communications,
                                    Inc., BHC Network Partner, Inc., BHC Network
                                    Partner II, Inc., BHC Network Partner III,
                                    Inc, and BHC Network Partner IV


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